UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2007

DEER VALLEY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Florida	00114800	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer
		Identification Number)

4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634
(Address of Principal Executive Offices) (Zip Code)

(813) 885-5998
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

࿳	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

࿳	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiary, Deer Valley Homebuilders, Inc., an Alabama corporation. Specific discussions or comments relating to Deer Valley Corporation will reference the “Deer Valley Corporation,” and those relating to Deer Valley Homebuilders, Inc. will be referred to as “DVH.” The term “GAAP” shall refer to accounting principles generally accepted in the United States of America.

Item 2.02 Results of Operations and Financial Condition

On April 10, 2007, we issued a press release announcing net income for the fourth quarter of our recently completed fiscal year ending December 30, 2006. The press release is titled “Deer Valley Corporation Reports Increase in Net Income Available to Common Shareholders for the Fourth Quarter” and is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No. Description

99.1   Press release titled “Deer Valley Corporation Reports Increase in Net Income Available to Common Shareholders for the Fourth Quarter”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    DEER VALLEY CORPORATION

                    By: /s/ C. G. Masters ___ ___________
                    Name: Charles G. Masters
                    Title: President, Chief Executive Officer
                    Dated: April 11, 2007